INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT ("AGREEMENT") is made as of June 27, 1996 by and between AST Research, Inc., a Delaware, USA corporation ("AST"), and Samsung Electronics Company Limited, a Korean corporation ("SEC").

                                     PURPOSE

AST has available for sale certain intellectual properties in the form of patent applications filed in the United States and counterpart patent applications therefor. SEC wishes to own certain of these intellectual properties, and wishes to have the options to acquire others of the intellectual properties.
AST wishes to obtain a non-exclusive license from SEC under all of the intellectual properties transferred to SEC. SEC is willing to pay to AST certain specified intellectual property assignment fees for the ownership of the intellectual properties to be sold by AST to SEC.

                                    AGREEMENT

ARTICLE L.  DEFINITIONS

1.1 The terms as used in this Agreement shall, unless the context clearly indicates to the contrary, have the meanings set forth in this Article 1.

1.2  "EFFECTIVE DATE" means June 27, 1996.

1.3 "SUBSIDIARIES" means any corporation, company or other entity controlled by, controlling, or under common control with, either party hereto. As used herein, the term "control" means ownership or control, direct or indirect, now or hereafter during the term of this Agreement, of more than fifty percent (50%) of the outstanding shares or interest entitled to vote for the election of directors (other than any shares or stock whose voting rights are subject to restriction) of such corporation, company or other entity. Any corporation, company or other entity which would at any time be a Subsidiary of AST or SEC, as the case may be, by reason of the foregoing shall be considered a Subsidiary for the purposes of the Agreement only so long as such control exists. Any and all licenses and other rights granted to Subsidiaries pursuant to this Agreement shall automatically and immediately terminate at such time as such corporation, company or other entity no longer satisfies the control or other requirements set forth in this Section.

1.4 "IMMEDIATE INTELLECTUAL PROPERTIES" means the United States patent applications entitled "Refresh Strategy for DRAMs," US patent application number 08/527,950, filed September 14, 1995, and "Method and Apparatus for Reducing Latency Time on an Interface by Overlapping Transmitted Packets," US patent application number 08/609,175 filed March 1, 1996, and "Method and Apparatus for Enhancing Performance of a Processor," US patent application number 08/609,357 filed March 1, 1996, and any patents that may issue based on such applications, and the international counterpart applications based on such applications, if any.

1.5 "OPTIONAL INTELLECTUAL PROPERTIES" means the United States patent applications entitled "Memory Controller Which Executes Read and Write Commands Out of Order," US patent application number 08/415,038 filed March 31, 1995, and "Queue Management Mechanism Which Allows Entries to be Processed in Any Order," US patent application number 08/414,948 filed March 31, 1995, and "Glitch Free Clock-Enable Circuit," US patent application number 08/485,477 filed June 7, 1995, and "Method and Apparatus for Reducing Cumulative Time Delay in Synchronizing Transfer of Buffered Data Between Two Mutually Asynchronous Buses," US patent application 08/483,505 filed June 7, 1995 (now abandoned), and "Method and Apparatus for Reducing Cumulative Time Delay in Synchronizing Transfer of Buffered Data Between Two Mutually Asynchronous Buses," US patent application 08/510,545 filed August 2, 1995, and "Method and Apparatus for Testing a Megacell in an ASIC Using JTAG," US patent application number 08/480,483 filed June 7, 1995 (now abandoned), and "Method and Apparatus for Testing a Megacell in an ASIC Using JTAG," US patent application number 08/528,397 filed September 14, 1995, and "JTAG Testing of Buses Using Plug-In Cards with JTAG Logic Mounted Thereon," US patent application number 08/569,751 filed December 8, 1995, and "High Impedance Test Mode for JTAG," US patent application number 08/574,593 filed December 19, 1995, and "JTAG Toggle Test Method," US patent application number 08/596,043 filed February 6, 1996, and "Method and Apparatus for Determining the Status of a Shared Resource," US patent application number 08/568,149 filed December 7, 1995, and any patents that may issue based on such applications, and the international counterpart applications based on such applications, if any.

1.6 "INTELLECTUAL PROPERTIES" means the Immediate Intellectual Properties and the Optional Intellectual Properties.

ARTICLE 2. SALE OF INTELLECTUAL PROPERTIES

2.1 Immediate Intellectual Properties. AST hereby assigns to SEC all rights, title and interest in and to the Immediate Intellectual Properties.

2.2 Optional Intellectual Properties. SEC shall have the option, exercisable at any time between July 1, 1996 and December 20, 1996, to acquire from AST the Optional Intellectual Properties for the price which may be later agreed upon by AST and SEC. Such option shall be exercisable by SEC providing written notice to AST, provided that a price has been agreed to by both SEC and AST. AST agrees to assign to SEC all rights, title and interest in and to the Optional Intellectual Properties, if the option previously specified in this section 2.2 is exercised by SEC, and if AST and SEC agree to a price for such Optional Intellectual Properties. SEC shall have no obligation to exercise the option provided in this Section
     2.2. SEC and AST may later agree to price the Optional Intellectual Properties in order to allow SEC to exercise this option in one or more installments, or for SEC to exercise a portion of this option and reserve some portion of this option for later potential exercise prior to December 20, 1996. This option is not transferable or assignable by SEC.

2.3 Form of Assignments and Transfers, Recordation. AST agrees to complete and execute assignment and transfer forms for any Intellectual Properties acquired by SEC under this Agreement as may be advantageous, and to provide such forms to SEC for recording in the various patent and intellectual property offices; however, the legal title for the Immediate Intellectual Properties shall pass to SEC on the Effective Date of this Agreement, and shall not be delayed by any delays in the process of executing, filing or recording of such assignment and transfer forms. For international applications under the Patent Cooperation Treaty to be transferred under this Agreement, AST shall transfer such applications to SEC itself, or to SEC and Samsung Electronics America, Inc. (which is incorporated in New
     York), as may be designated by SEC in compliance with the applicable laws. SEC agrees to complete and sign any documents necessary or convenient to accept or effect the transfers under this Agreement. The recording of such forms and the expense for the recording and filing of the assignment and transfer forms shall be the responsibility of SEC.

2.4 Transfer of Files and Materials. AST agrees to provide, by instructions to its outside counsel, that the originals of patent prosecution files be transfered to SEC, or to the counsel specified by SEC, for Intellectual Properties acquired by SEC under this Agreement. Such files transfered to SEC pursuant to this section 2.4 shall be owned by SEC and shall be the Confidential Information of SEC, but AST and its counsel shall be entitled (but not required) to retain copies of such files. Should SEC determine that materials or documents are missing from such files, it shall promptly notify AST, and AST agrees to use reasonable efforts to locate such materials or documents and promptly forward the same to SEC or its counsel.

2.5 Cooperation During Patent Prosecution. To the extent that AST and SEC are prosecuting counterpart patent applications, SEC and AST shall keep each other informed and provide each other with copies of office actions, amendments, prior art statements, search reports and other documents concerning such counterpart applications; and such documents shall be considered the Confidential Information of the party supplying such documents.

2.6 Consent to Use of Counsel. AST has used various law firms for the filing and prosecution of the Intellectual Properties. AST hereby consents that SEC may use such law firms, should SEC wish, for the continued prosecution of Intellectual Properties transferred from AST to SEC pursuant to this Agreement. SEC shall have no obligation to use such law firms. Should SEC determine to use such law firms, AST shall have no obligation to pay for any fees or expenses of such law firms which were not incurred at AST's request or direction.

ARTICLE 3.  PAYMENT

3.1 Immediate Fee. SEC agrees to pay to AST the amount listed in Appendix A on the date specified in Appendix A in exchange for the transfer and assignment to SEC of the Immediate Intellectual Properties. The total of the fee for the transfer and assignment of the Immediate Intelletual Properties shall be fifteen million United States dollars (US$ 15,000,000.00).

3.2 Optional Fee. SEC agrees to pay to AST an amount to be agreed upon by SEC and AST on the date specified in Appendix A in exchange for the transfer and assignment to SEC of the Optional Intellectual Properties, if SEC notifies AST that it is exercising its option to acquire the Optional Intellectual Properties in accordance with section 2.2 of this Agreement. The total of the fee for the Optional Intellectual Properties shall be the amount as may later be agreed upon between AST and SEC.

3.3 Payment Schedule. SEC agrees to pay to AST the amounts listed in Appendix A on the dates specified in Appendix A in exchange for the transfer and assignment to SEC of the Intellectual Properties which are acquired by SEC pursuant to this Agreement. Payment of fifteen million United States dollars (US$ 15,000,000.00) shall be due for the Immediate Intellectual Properties on the Effective Date, and payable within 45 days of the Effective Date. Payment of an amount as may later be agreed upon by AST and SEC shall be due for the Optional Intellectual Properties if and on the date when SEC exercises its option pursuant to section 2.2 of this Agreement, and such amount shall be payable within 45 days of the such date.

ARTICLE 4.  LICENSE

4.1 License Grant. SEC hereby grants to AST and its Subsidiaries a non-exclusive, non-transferable, worldwide, perpetual and royalty-free license to any Intellectual Properties acquired by SEC under this Agreement, to develop, manufacture, have manufactured, use, modify, prepare derivative works based upon, copy, distribute, use in public performances, lease, sell or otherwise dispose of any article of manufacture or engage in any activity. Nothing herein shall be construed as granting a right to sublicense to any third party the license granted above without a prior written consent of SEC. Any licenses granted to any Subsidiary hereunder shall terminate at such time as such entity no longer qualifies as a Subsidiary as defined in this Agreement. Notwithstanding any other provision of this Agreement, the license of this section 4.1 shall survive the termination of this Agreement, and shall extend until such time as all rights have expired under any of the Intellectual Properties acquired by SEC under this Agreement or because of this Agreement.

4.2 Limitations on License. Notwithstanding any other provision of this Agreement, AST shall not have the right to grant licenses or sublicenses to any third parties, excepting for licenses or sublicenses to AST Subsidiaries to the extent permitted under this Agreement, and further excepting licenses which would otherwise be implied to purchasers of AST products for the use or resale of such products. Notwithstanding any other provision of this Agreement, any purported or attempted grant by AST of a license or sublicense contrary to this Agreement shall be of no force or effect.

ARTICLE 5.  WARRANTY

5.1 Warranty Disclaimer. AST provides SEC its Intellectual Properties on an "as-is" basis only, except that AST warrants that any Intellectual Properties acquired by SEC under this Agreement are owned by AST. Both SEC and AST recognize that valid patents may not issue on the Intellectual Properties transferred under this Agreement for a variety of reasons, that prior art may invalidate patents issuing on such Intellectual Properties, that third parties may obtain blocking patents, or that other obstacles may occur; but SEC has evaluated such risks and taken account of such risks in the terms of this Agreement. SEC has had a full opportunity to evaluate all aspects of the Intellectual Properties. Licenses may have been granted by AST to third parties under the Intellectual Properties prior to this Agreement, and may be granted by AST to third parties for Optional Intellectual Properties prior to the date that ownership to such Optional Intellectual Properties is acquired by SEC under this Agreement; and the transfer of ownership of Intellectual Properties pursuant to this Agreeement is made subject to such licenses granted by AST.

5.2 Warranty Limitations. Nothing contained in this Agreement, unless otherwise agreed to in writing by both SEC and AST, shall be construed as:

     (a) a warranty or representation that the manufacture, use, sale or other disposal of any articles of manufacture by the other party under this Agreement will be free from infringement of patents or any other intellectual property rights of any third party; or

     (b) conferring any right to use in advertising, publicity or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either party; or

     (c) conferring by implication, estoppel or otherwise, any license or other right except for the license expressly granted hereunder; or

     (d) an obligation to furnish any technical information or know-how except as otherwise specifically provided herein.

ARTICLE 6.  EFFECT OF TERMINATION

     In any event of termination pursuant to this Agreement, (i) SEC shall be entitled to retain any Intellectual Properties which it acquired to the date of such termination, (ii) all licenses and options granted to the non-defaulting (if any) party and its Subsidiaries prior to the effective date of such termination shall continue in full force and effect, and (iii) all licenses and options granted to the defaulting (if any) party hereunder and its Subsidiaries shall immediately terminate.

ARTICLE 7.  TERM AND TERMINATION

7.1 Term. This Agreement shall become effective and come into full force on the Effective Date. The Agreement shall not be effective and shall have no force prior to the Effective Date. This Agreement shall continue in full force and effect until July 31, 2000, unless earlier terminated as provided in this Agreement. The term of the Agreement may be extended by mutual written consent of both parties.

7.2 Termination on Bankruptcy or Material Adverse Change. Either party may terminate this Agreement effective immediately and without liability upon written notice to the other party if: (i) either party declares bankruptcy or bankruptcy proceedings are instituted involuntarily on his behalf, and the voluntary or involuntary proceedings are not dismissed within 30 days, or (ii) there is a material adverse change in the financial condition of the other party.

7.3 Termination on Default. Except as otherwise provided elsewhere herein, if either party fails to perform any material obligation under this Agreement, then, the non-defaulting party may terminate this Agreement forthwith upon written notice to the defaulting party, unless the breach has been cured within 45 days after a notice of such breach is given.

7.4 Post-Termination Activities. In the event of any termination of this Agreement, the parties shall cooperate in good faith to conclude any ongoing activities related to this Agreement provided, however, that neither party shall be obligated to incur any material expense in connection with such cooperation or otherwise take actions that may result in a material detriment to such party.

ARTICLE 8.  SURVIVALS

     Except as otherwise explicitly provided in this Agreement, the parties' rights and obligations which, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement shall survive such termination, cancellation, or expiration.

ARTICLE 9.  CONFIDENTIALITY

9.1 Definition. The term "Confidential Information" shall mean any information disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with performance of this Agreement which is in written, graphic, machine readable or other tangle form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include orally disclosed information, provided that such information is designated as confidential at the time of disclosure and included in a written summary sent by the Disclosing Party to the Receiving Party within thirty (30) days after its oral disclosure, and which is marked in a manner to indicate its confidential nature.

9.2 Confidentiality Obligations. Receiving Party shall keep and shall cause its Subsidiaries to keep any Confidential Information, including but not limited to the Technical Information disclosed by the Disclosing Party hereunder, in confidence, and shall not disclose such Confidential Information to any third party during the term of this Agreement or at any time thereafter. The Receiving Party shall only permit disclosure of the Confidential Information to the Receiving Party's employees or consultants (who are bound by written confidentiality agreements imposing substantially the same obligations as set forth herein) who have a need to know and shall not use the Confidential Information for any purpose other than the purpose contemplated by this Agreement in connection with which such Confidential Information is disclosed. The Receiving Party agrees to obtain any necessary consents from third parties before Confidential Information is disclosed from the Disclosing Party to the Receiving Party under this Agreement.

9.3 Confidentiality for Have-Made Manufacturers. Each party shall cause any of its have-made manufacturers having access to the Confidential Information of the other party to comply with the confidentiality obligation set forth in this Article 9 by entering into a Confidentiality Agreement with such manufacturer that imposes upon the manufacturer, confidentiality obligations substantially the same as set forth herein.

9.4 Exceptions. The confidentiality obligations set forth in this Article 9 shall not apply to any information which:

     (a) is rightfully in the possession of the Receiving Party prior to receipt from the Disclosing Party; or

     (b)  is publicly known through no fault of the Receiving Party; or

     (c) is rightfully received by the Receiving Party from a third party without the breach of any restriction on disclosure; or

     (d) is independently developed by the Receiving Party provided that the Receiving Party provides substantial documentation of such independent development and demonstrates that such independent development was accomplished without any reference to or based upon the Confidential Information; or

     (e) is disclosed after obtaining the prior written consent of the Disclosing Party; or

     (f) is disclosed pursuant to applicable laws, regulations or court order, provided that the Receiving Party shall give the Disclosing Party prompt notice of such request so that the Disclosing Party has an opportunity to defend, limit or protect such disclosure; or

     (g) is established to be in the public domain other than as a consequence of a breach of an obligation undertaken not to disclose the information; or

     (h) is approved for release by prior written consent of the Disclosing Party; or

     (i) is disclosed to the Receiving Party by a third party having no obligation to the Disclosing Party to keep the information on confidence; or

     (j)  is made public by the Disclosing Party.

9.5 Non-Disclosure. Neither party hereto shall disclose any Confidential Information, obtained from the other party in the course of business under this Agreement to any third party during the term of this Agreement or at any time thereafter.

ARTICLE 10.  ASSIGNMENT

     The Agreement and the licenses granted herein shall inure to the benefit of the parties hereto and, within the limitations set forth in Articles 1.3,
     4.1 and 4.2 hereof, to the Subsidiaries of the parties hereto. Neither party hereto nor any of its Subsidiaries shall assign or transfer any rights, privileges or obligations hereunder or thereunder without the prior written consent of the other party hereto, except that SEC may assign this Agreement to a person or entity into which it has merged or which has otherwise succeeded to all or substantially all of its business and assets, and which has assumed in writing or by operation of law its obligations under this Agreement.

ARTICLE 11.  NOTICES

     All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered airmail, postage prepaid, in any post office in Korea or in the United States, as the case may be, and with a copy sent by a commercial express delivery service offering routine two-day delivery of messages between the United States and Korea (for example, currently these would include Federal Express or DHL), and addressed as follows:

          If to SEC:     Samsung Electronics Co., Ltd.
                         16th Fl., Joon-ang Daily News Bldg.
                         7 Soonhwa-dong, Choong-ku
                         C. P. O. Box 2775
                         Seoul, Korea
                         Attn: Kurt Jun


          If to AST:     AST Research, Inc.
                         16215 Alton Parkway
                         Irvine, California  92718
                         USA
                         Attn:  President

          With copy to:  AST Research, Inc.
                         16215 Alton Parkway
                         Irvine, California  92718
                         Attn:  General Counsel

     Either party may change its address by a notice given to the other party in the manner set forth above. Notices given as herein provided shall be considered to have been given fourteen (14) days after the mailing thereof.

ARTICLE 12.  AMENDMENT

     No oral explanation or oral information by either part hereto shall alter the meaning or interpretation of the Agreement. No modification, alteration, addition or change in the terms hereof shall be binding on either party unless reduced to writing and duly executed by a duly authorized officer of the parties.

ARTICLE 13.  GOVERNING LAW

     This Agreement and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of New York, USA, without regard to its conflicts of law principles.

ARTICLE 14.  ARBITRATION

14.1 Negotiation and Arbitration. All disputes arising during performance under this Agreement shall be settled through friendly negotiation between the parties, including providing written notice of the dispute to the other party in advance of submitting any dispute to arbitration or making any filing with any judicial, administrative or regulatory authority concerning the dispute. The parties agree, when time and circumstances reasonably permit, that no arbitration, judicial, administrative or regulatory action concerning a dispute between the parties will be started until after the senior executive of each company has attempted to speak (in person, by telephone or by videophone) to the other concerning the dispute and attempted to resolve the dispute. In case no settlement can be reached, the dispute shall be submitted to arbitration if both parties determine that the subject matter of the dispute is such that arbitration will be an efficient, effective and timely method of resolving the dispute.

14.2 Arbitration Procedures. If the dispute is submitted to arbitration, the dispute shall be finally settled by an arbitration tribunal which shall be convened and conducted in accordance with the applicable rules and procedure of arbitration of the International Chamber of Commerce adopted in 1988. The arbitration proceeding shall be held before three (3) arbitrators in the headquarters city of the party not initiating the claim. Two (2) of the arbitrators shall first be appointed by the parties, one (1) by AST and one (1) by SEC. The arbitrators so appointed shall appoint a third arbitrator who shall be neither an ROK nor a United States national, and shall act as the chairman of the arbitral tribunal. If the arbitrators appointed by the parties fail to appoint a third arbitrator within sixty
     (60) days after they have been appointed, the third arbitrator may be appointed by the arbitration body before which the arbitration is being held. In such event, the third arbitrator shall be neither an ROK nor a United States national. The arbitration proceedings shall be conducted in English, and the law applied shall be the same as the governing law selected in Article 9 of this Agreement. The results of such arbitration shall be conclusive and binding upon the parties, and shall be enforceable in any court having jurisdiction over the parties against whom the award was rendered.

ARTICLE 15.  SEVERABILITY

     Should any clause, sentence, or paragraph of this Agreement judicially be declared to be invalid, unenforceable, or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement unless the economic equity of the parties is materially affected thereby.

ARTICLE 16.  FORCE MAJEURE

     In the event of acts of God, war, blockade, insurrection, mobilization or any other actions of Government authorities, riots, civil commotion, warlike conditions, strikes, lockout, shortage or control of power supply, plague or other epidemics, fire, flood, tidal waves, typhoon, hurricane, cyclone, earthquake, lightning, explosion, or any other causes beyond the reasonable control of either party or Force Majeure, neither party shall be liable for any default in performance of this Agreement arising therefrom.

ARTICLE 17.  LIMITATION OF LIABILITY

     IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGE OF ANY KIND, (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT OR DATA) WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS.

ARTICLE 18.  ENTIRE AGREEMENT

     This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges all prior discussions between them, and neither of the parties shall be bound by any modification of this Agreement, other than as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in writing and signed by a duly authorized representative of the party to be bound thereby.

 ARTICLE 19.  COMPLIANCE WITH LAWS

     Each party shall at all times and at its own expense comply in all material respects to all applicable laws and regulations of the Korean, US and other governments (and political subdivisions thereof) and any applicable notification requirements related to the transactions contemplated by this Agreement including, without limitation, documentation and fees associated with the Import/Export of the Products or any documentation or licenses related to the use thereof and obtaining any governmental approvals related to the performance of either party hereunder.

ARTICLE 20.  COOPERATION

     Each of the parties agrees to do such further acts and to execute and deliver such additional documents as are reasonably necessary or appropriate to give effect to the transactions contemplated by this Agreement and carry out the purpose and intent of this Agreement.

ARTICLE 21.  EQUITABLE RELIEF

     The parties acknowledge and agree that any unauthorized use, transfer or copying of the Confidential Information will cause irreparable injury to the Disclosing Party by substantially diminishing the value of the Disclosing Party's trade secrets and other proprietary rights contained in the Confidential Information. Therefore, if the Receiving Party (including its employees and consultants) attempts to use, transfer, copy, license, assign or otherwise convey the Confidential Information in any manner contrary to the terms of the Agreement, the Disclosing Party shall, in addition to any other remedies available to it, have the right to enjoin, preliminary and permanently, the Receiving Party from any such act, and the Receiving Party hereby acknowledges that other remedies are inadequate and consents to such injunction, provided that the court being requested to provide such remedy would otherwise find adequate grounds for such remedy.

ARTICLE 22.  CHOICE OF FORUM

     Any action arising out of or related to this Agreement or the transaction herein described, whether at law or in equity, not otherwise subject to International Arbitration under Article 14 hereof including, without limitation, the enforcement of any award, the seeking of injunctive relief to prevent or restrain infringement of valid intellectual property rights, may be instituted in and litigated in the courts of the Republic of Korea or the Courts of the United States of America. In accordance herewith, the parties hereto submit to the jurisdiction of the courts of the Republic of Korea and the Courts of the United States of America.

ARTICLE 23.  TIME LIMITATION ON ACTIONS

     Actions however asserted under this Agreement shall be commenced within one
     (1) year from the date the cause of action accrues.

ARTICLE 24.  TAXES/DUTIES/FEES

     AST shall be liable for all taxes incurred in the United States relating to this Agreement excepting for income taxes based on SEC's net income; and SEC shall be liable for all taxes incurred in the Republic of Korea relating to this Agreement excepting for income taxes based on AST's net income. For taxes other than those defined in the previous sentence which may result from this Agreement, SEC and AST when each is the purchasing party, shall pay all taxes (including, without limitation, sales, use, privilege, ad valorem or excise taxes), customs duties and import/export fees of any kind (including, without limitation, any fees for permits or licenses related to import/export compliance) paid or now or hereafter payable, however designated, levied or based on amounts payable to the selling party hereunder, on the purchasing party's acquisition, use or possession of properties under this Agreement or upon the presence of properties at the designated site, but exclusive of federal, state and local taxes based on the selling party's net income. The purchasing party shall not deduct or withhold from payments to selling party any amounts paid or payable to third parties for taxes, customs duties or import/export fees, however designated.

ARTICLE 25.  DUE EXECUTION

     Each party hereto warrants and represents to the other that the acceptance, execution and delivery of this Agreement has been duly authorized, and that all corporate actions and other steps necessary to make the acceptance of this Agreement and all the terms hereof valid and binding obligations have been duly taken.

ARTICLE 26.  APPROVALS AND SIMILAR ACTIONS

     Where agreement, approval, acceptance, consent or similar action by either party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld, unless specifically permitted by the Agreement.

ARTICLE 27.  RIGHTS AND REMEDIES

     Except as otherwise expressly provided herein, the rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies any party could have at law or in equity or otherwise.

ARTICLE 28.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

ARTICLE 29.  HEADINGS

     Headings of articles and other provisions of this Agreement are for convenience only, and do not alter the meaning of this Agreement.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement, on the dates below indicated.

SAMSUNG ELECTRONICS CO., LTD.      AST RESEARCH, INC.


By:     /s/ HYEON-GON KIM          By:    /s/ IAN DIERY
Name:   Hyeon-Gon Kim              Name:  Ian Diery
Title:  Executive Vice President   Title: President and CEO
Date:   June 27, 1996              Date:  June 27, 1996


                          APPENDIX A:  PAYMENT SCHEDULE

The payment terms shall be net 45 days from the Effective Date, or respective option exercise date.

Terms                    Payment

Net 45 days              US $15 million for the Immediate Intellectual
                         Properties.

Net 45 days              An amount to be agreed upon by SEC and AST for the
                         Optional Intellectual Properties, upon exercise by SEC of the option defined in section 2.2 of the Agreement.